Exhibit 5.1

1271 Avenue of the Americas
New York, New York 10020-1401
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
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September 9, 2021
Warby Parker Inc.
233 Spring Street, 6th Floor East
New York, New York 10013
Re: Registration Statement on Form S-1 (File No. 333-259035)
Ladies and Gentlemen:
We have acted as special counsel to Warby Parker Inc., a Delaware corporation (the “Company”), in connection with the registration of the resale by certain stockholders of the Company named in the Registration Statement (the “Registered Stockholders”) of up to 77,741,942 shares of Class A common stock, $0.0001 par value per share (the “Shares”), which includes (i) Shares held by such Registered Stockholders (such Shares, the “Class A Shares”) and (ii) Shares that are issuable upon the conversion of the Company’s Class B common stock, par value $0.0001 per share, to the Registered Stockholders (the “Class B Common Stock” and such Shares, the “Conversion Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2021 (Registration No. 333-259035, the “Registration Statement”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the listing of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

September 9, 2021 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) when the amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) of the Company in the form most recently filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware, the Class A Shares will have been duly authorized by all necessary corporate action of the Company, and the Class A Shares will be validly issued, fully paid and nonassessable and (ii) when the Amended and Restated Certificate of Incorporation has been duly filed with the Secretary of State of the State of Delaware and when issued upon conversion of the applicable Class B Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation, the Conversion Shares will have been duly authorized by all necessary corporate action of the Company, and the Conversion Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP